                                                                   Exhibit 10.18


                         CONLEY, CANITANO & ASSOC., INC.
                        INCENTIVE STOCK OPTION AGREEMENT


Name of Optionee:
                              -------------------------------

Position:
                              -------------------------------

Date of Grant:
                              -------------------------------


Expiration Date:
                              -------------------------------

Number of Optioned
   Shares:
                              -------------------------------

Option Price:                 $4.67

Right to Exercise:         On each anniversary of the Date of Grant the number
                           of Optioned Shares equal to 20% multiplied by the initial number of Optioned Shares.



         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                                            CONLEY, CANITANO & ASSOC., INC.


                                            By:
                                                ------------------------------
                                            Title:
                                                  ----------------------------


                                            ----------------------------------
                                            Optionee



THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.



                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


         This AGREEMENT (the "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between Conley, Canitano & Assoc., Inc., an Ohio corporation (the "Company"), and the individual named on the cover page hereto (the "Optionee").

         1. GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 1997 Equity and Performance Incentive Plan (the "Plan"), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase the number of shares of the Company's common stock without par value shown on the cover page hereof (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will enable this Option to be so qualified.

         2. TERM OF OPTION. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire seven (7) years from the Date of Grant.

         3. RIGHT TO EXERCISE. Subject to the expiration or earlier termination, this Option shall become exercisable as set forth on the cover page hereof. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him upon the exercise of all or part of this Option.

         4. OPTION NONTRANSFERABLE. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

         5. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for (i) more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, if they were originally acquired by the Optionee pursuant to the exercise of an incentive stock option, or (ii) more than six months prior to the date of exercise, if they were originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Within ten (10) days thereafter, the Company shall direct the due issuance of the Optioned Shares so purchased. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Common Share. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes, on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board or a Committee thereof shall in its sole discretion deem necessary or advisable. The date of such notice shall be the exercise date.

         6. TERMINATION OF AGREEMENT. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

                  (a) One (1) year after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company;

                  (b) One (1) year after the Optionee's retirement under a retirement plan of the Company or one of its Subsidiaries at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board or a Committee thereof;

                  (c) Except as provided on a case-by-case basis, thirty (30) calendar days after the Optionee ceases to be an employee, advisor or consultant of the Company and its Subsidiaries for any reason other than as described in
Section 6(a) or 6(b) hereof; or

                  (d) Seven (7) years from the Date of Grant.

In the event that the Optionee's employment is terminated for cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, "cause" shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

                           (i) an intentional act of fraud, embezzlement, theft,
or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

                           (ii) intentional wrongful damage to material assets
of the Company;

                           (iii) intentional wrongful disclosure of material
confidential information of the Company;

                           (iv) intentional wrongful engagement in any
competitive activity that would constitute a material breach of the duty of loyalty; or

                           (v) intentional breach of any stated material
employment policy of the Company.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Board or a Committee of the Board.

         7. ACCELERATION OF OPTION AND EFFECT OF CERTAIN TRANSACTIONS. (a) Notwithstanding anything herein to the contrary, as of the effective date of any Sale Event (as defined below), one half of each 20% annual tranche of the Option Shares that vest pursuant to Section 3 hereof, which are then unvested shall vest and be deemed vested. Further, notwithstanding anything herein to the contrary but without limitation of Section 7(b), in the event that this Stock Option is assumed in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event as contemplated by
Section 7(b), then this Stock Option shall be deemed vested and exercisable in full upon the date on which the Optionee's employment with the Company and its Subsidiaries or successor entity terminates if (i) such termination occurs within eighteen (18) months of such Sale Event and (ii) such termination is by the Company without cause or by the Optionee if such termination by Optionee is preceded during such 18-month period by any material adverse modification of the duties, principal employment location or compensation of the Optionee without his or her consent.

                  (b) In the case of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to another person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the outstanding stock of the Company to an unrelated person or entity or (v) any other transaction where the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Sale Event"), this Stock Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Stock Option or the substitution for this Stock Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in
Section 13 of this Agreement. In the event of any transaction which will result in such termination, the Company shall give to the Optionee written notice thereof at least fifteen (15) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Stock Option which is or becomes vested as of such effective date (as contemplated by Section 3, but after such effective date, the Optionee may not exercise this Stock Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

         8. COMPANY'S RIGHT OF REPURCHASE. The Company shall have the right (the "Repurchase Right") to repurchase some or all of the Option Shares which the Optionee has elected to exercise from the Optionee, upon the occurrence of any of the events specified in Section 8(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the greater of the option price or the fair market value of the shares, determined as provided in Section 8(c). The Company may assign the Repurchase Right to one or more persons. Upon exercise of the Repurchase Right in the manner provided in this Section 8(a), the Optionee shall deliver to the Company the stock certificate or certificates representing the Option Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

                  If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 8 and Section 9 hereof.

                  (b) COMPANY'S RIGHT TO EXERCISE REPURCHASE RIGHT. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

                           (i) The termination of the Optionee's employment with the Company and its subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntarily; or

                           (ii) The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date and
                                    (z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

                  (c) DETERMINATION OF FAIR MARKET VALUE. The fair market value of the Option Shares shall be, for purposes of this Section 8, determined as of the date of the Repurchase Event by a Special Committee of the Company's Board of Directors. The Special Committee shall meet annually and determine the Company's fair market value in the event the Company has not conducted an initial public offering of its equity securities.

                  (d) EXPIRATION OF COMPANY'S REPURCHASE RIGHT. The Repurchase Right shall remain in effect until the closing of the first public offering of the Company's equity securities registered under the Securities Act of 1933, as amended, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded (an "Initial Public Offering").

         9.       COMPANY'S RIGHT OF FIRST REFUSAL.

                  (a) EXERCISE OF RIGHT. If the Company does not elect to purchase any Option Shares within the period specified in Section 8(a) and thereafter the Optionee desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

                  (b) SALE OF OPTION SHARES TO OFFEROR. The Optionee may, for 60 days after the expiration of the 10-day option period as set forth in Section 9(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 9.

                  (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

                  (d) FAILURE TO DELIVER OPTION SHARES. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this
Section 9, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 9.

                  (e) EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

         10. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

         11. TAXES AND WITHHOLDING. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Fair Market Value per Common Share of such shares on the date of such surrender, or (b) utilizing the bank or broker assistance arrangement provided in Section 5. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

         12. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

         13. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that no adjustment may be made without the prior written consent of the Optionee if the adjustment would constitute a "modification" within the meaning of Section 424(h) of the Code or any successor provision thereto. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

         14. AVAILABILITY OF COMMON SHARES. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of this Option.

         15. MANDATORY NOTICE OF DISQUALIFYING DISPOSITION. Without limiting any other provision hereof, the Optionee hereby agrees that if the Optionee disposes (whether by sale, exchange, gift or otherwise) of any of the Optioned Shares within two (2) years of the Date of Grant or within one (1) year after the transfer of such share or shares to the Optionee, the Optionee shall notify the Company of such disposition in writing within thirty (30) days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.

         16. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

         17. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         18. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

         19. SUCCESSORS AND ASSIGNS. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

         20. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

         21. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Nicholas A. Canitano, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).


             The remainder of this page is intentionally left blank.